EXHIBIT 10.38
TANDY BRANDS ACCESSORIES, INC.
FISCAL 2009 COMPENSATION SUMMARIES
On August 19, 2008 the Board of Directors (the “Board”) of Tandy Brands Accessories, Inc. (the “Company”), upon the recommendation of the Compensation Committee, approved the following base salaries for fiscal 2009 for the Company’s named executive officers. The Board determined to not grant any equity compensation awards to such officers based on the Company’s performance for fiscal 2008.
The Board also approved the annual cash compensation for nonemployee directors for fiscal 2009.
FISCAL 2009 NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY

Base
Named Executive Officer	Salary
J.S.B. Jenkins, Chairman of the Board,(1) President, and Chief Executive Officer	$508,800
Jane A. Batts, President — Women’s Division	$216,300
Morris D. Mitchell, President — Men’s Division (2)	$220,500

(1)	- Mr. Jenkins does not receive compensation for serving as a director or Chairman of the Board.

(2)	- Mr. Mitchell resigned from the Company effective September 5, 2008.
FISCAL 2009 NONEMPLOYEE DIRECTOR COMPENSATION SUMMARY

		Board and Committee
		Meeting Fees
Annual Retainer		Per Meeting	Shares of Restricted Stock (A)
Board Member (other than		Audit Committee $2,000	Continuing Board Member	3,000
Lead Independent Director and Chairman of the Board)	$25,000	Board and Other	New Board Member	4,060
		Committees	Nonemployee Chairman
Audit Committee		$1,500 in person	of the Board	4,200
Chairperson	$7,500	$750 telephonic

Other Committee Chairpersons	$5,000

Lead Independent Director	$50,000

(A)	- Awards pursuant to the Tandy Brands Accessories, Inc. 2002 Omnibus Plan, as amended June 6, 2007.